Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement Nos. 333-33616, 333-129772, 333-182982, 333-211278 and 333-287228 on Form S-8 and Registration Statement No. 333-276935 on Form S-3ASR of our reports dated February 10, 2026, relating to the financial statements of Loews Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 10, 2026